                              1-800 CONTACTS, INC.

                             STOCK OPTION AGREEMENT

                           (Nonqualified Stock Option)

                  THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of __________ __, 1997, by and between 1-800 CONTACTS, INC., a Utah corporation (the "Company"), and the employee of the Company listed on the signature page hereto ("Optionee").

                  The Company and the Optionee desire to enter into an agreement to evidence the grant by the Company to the Optionee of an option (the "Option") to acquire that number of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") listed on the signature page hereto (the "Option Shares"). The Option evidenced hereby was granted by the Company to the Optionee on the Grant Date. Capitalized terms used herein and not otherwise defined are defined in Section 10 hereof.

                  The parties hereto agree as follows:

                  1. Option Terms. The Option granted by the Company to the Optionee to purchase the Option Shares shall be at a price per share equal to that amount listed on the signature page hereto (the "Exercise Price"). The Exercise Price and the number and type of Option Shares will be equitably adjusted for any stock split, stock dividend, reclassification or recapitalization of the Company which occurs subsequent to the Grant Date as provided in Section 9 hereof. The Options are not intended to be "incentive stock options" within the meaning of Section 422A of the Code.

                  2.  Exercisability of Option.

                  (a) Normal Vesting. The Option granted hereunder may be exercised only to the extent it has become vested. The Option shall vest and become exercisable with respect to the following number of Option Shares (set forth on a cumulative basis): (i) 33 1/3% of the Option Shares on the first anniversary of the Grant Date; (ii) 66 2/3% of the Option Shares on the second anniversary of the Grant Date; and (iii) 100% of the Option Shares on the third anniversary of the Grant Date (each a "Vesting Date"), if and only if the Optionee is, and has been, continuously employed by the Company from the Grant Date through the applicable Vesting Date.

                  (b) Sale of the Company. In the event of a Sale of the Company, the Option shall be vested and become fully exercisable as to all of the Option Shares.

                  (c) No Vesting After Termination Date. Notwithstanding any provision of subsection 2(b) to the contrary, the Option shall cease to vest after the Termination Date. Any portion of the Option which has vested and become exercisable prior to the Termination Date shall remain exercisable for the period set forth in Section 3.

                  3.  Expiration of Option.

                  (a) Normal Expiration. In no event shall any part of the Option be exercisable after the Expiration Date.

                  (b) Expiration Upon Termination of Employment. Any portion of the Option that was not vested and exercisable on the Termination Date shall expire on such date and may not be exercised thereafter under any circumstance. Any portion of the Option that was vested and exercisable on the Termination Date shall expire on the earlier of (i) 90 days after the Termination Date and
(ii) the Expiration Date and may not be exercised thereafter under any circumstance.

                  (c) Procedure for Exercise. At any time prior to the Expiration Date, Optionee may exercise all or a portion of the Option (to the extent vested), which has not expired pursuant to subsection 3(b) above, by delivering written notice of exercise to the Company, together with (i) a written acknowledgment that Optionee has read and has been afforded an opportunity to ask questions of members of the Company's management regarding all financial and other information provided to Optionee regarding the Company and (ii) a certified check or wire transfer of funds in an amount equal to the Exercise Price multiplied by the number of Option Shares being purchased. As a condition to any exercise of the Options, Optionee will permit the Company to deliver to him all financial and other information regarding the Company and its Subsidiaries which it believes necessary to enable Optionee to make an informed investment decision.

                  (d) Non-Transferability of Options. The Options are personal to Optionee and are not transferable by Optionee except pursuant to the laws of descent or distribution. Only Optionee or his or her legal guardian or representative may exercise the Options.

                  4.  Repurchase Option.

                  (a) Repurchase Option. If the Termination Date occurs, the Option Shares, whether held by Optionee or one or more transferees, will be subject to repurchase by the Company (solely at its option) pursuant to the terms and conditions set forth in, and to the extent described in, this Section 4 (the "Repurchase Option").

                  (b) Repurchase Price. In the event the Termination Date occurs, the outstanding Option Shares will be subject to the Repurchase Option at a price per share equal to the Fair Market Value thereof as of the Termination Date.

                  (c) Repurchase Procedures. The Repurchase Option is exercisable by the Company delivering written notice (the "Repurchase Notice") to the holder or holders of the Option Shares within 180 days after the Termination Date. The Repurchase Notice will set forth the number of Option Shares to be acquired from such holder(s), the aggregate consideration to be paid for such holder's Option Shares and the time and place for the closing of the transaction. If any Option Shares are held by any transferees of Optionee, the Company will purchase the Option Shares elected to be purchased from such holder(s), pro rata according to the number of Option Shares held by such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

                  (d) Closing. The closing of the transactions contemplated by this Section 4 will take place on the date designated by the Company in the Repurchase Notice, which date will not be more than 90 days after the delivery of such notice. The Company will pay for any Option Shares to be purchased by the Company pursuant to the Repurchase Option (if any) by delivery of (i) a check payable to the holder of such Option Shares or (ii) a note or notes payable in three equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest at a rate per annum equal to the prime rate (as published in the Wall Street Journal on the business day immediately preceding the closing of such purchase), or (iii) a combination of
(i) and (ii). Any notes issued by the Company pursuant to this subsection 4(d) will be subject to any restrictive covenants to which the Company is subject at the time of such purchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of the Option Shares by the Company will be subject to applicable restrictions contained in the applicable state corporate law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of the Option Shares hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions; provided, however, that in such circumstances any such repurchases for Fair Market Value shall be for the greater of (i) the Fair Market Value on the date such restrictions lapse and (ii) the Fair Market Value on the Termination Date. The Company will receive customary representations and warranties from each seller regarding the sale of the Option Shares, including, but not limited to, the representation that such seller has good and marketable title to such Option Shares to be transferred free and clear of all liens, claims and other encumbrances.

                  (e) Termination of Repurchase Option. The provisions of this
Section 4 will terminate upon the earlier of (i) a Sale of the Company or (ii) a Qualified Public Offering.

                  5.  Restrictions on Transfer of Option Shares.

                  (a) Transfer of Option Shares. The Optionee will not sell, pledge, transfer or otherwise dispose of (a "Transfer") any interest in any Option Shares, except pursuant to the provisions of Sections 4, 5, 6 and 7 hereof.

                  (b) Certain Permitted Transfers. The restrictions contained in this Section 5 will not apply with respect to Transfers of the Option Shares (i) pursuant to applicable laws of descent and distribution or (ii) among Optionee's Family Group; provided that the restrictions contained in this Section 5 will continue to be applicable to the Option Shares after any Transfer of the type referred to in clause (i) or (ii) and the transferees of such Option Shares will agree in writing to be bound by the provisions of this Agreement. Any transferee of Option Shares pursuant to a transfer in accordance with the provisions of this Section 5(b) is herein referred to as a "Permitted Transferee." Upon the transfer of Option Shares pursuant to this Section 5(b), Optionee will deliver a written notice (a "Transfer Notice") to the Company. In the case of a Transfer pursuant to clause (i) or (ii) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

                  (c) Termination of Transfer Restrictions. The provisions of this Section 5 will terminate upon the earlier of (i) a Sale of the Company and
(ii) a Qualified Public Offering.

                  6.  Additional Restrictions on Transfer.

                  (a) Unless the Option Shares are covered by an effective registration statement under the 1933 Act, the certificates representing the Option Shares will bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN THE ISSUER (THE "COMPANY") AND AN EMPLOYEE OF THE COMPANY DATED AS OF DECEMBER __, 1997, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  (b) No holder of Option Shares may Transfer any Option Shares (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the 1933 Act is not required in connection with such Transfer.

                  7. Definition of Option Shares. For all purposes of this Agreement, Option Shares will continue to be Option Shares in the hands of any holder other than Optionee (except for the Company and purchasers pursuant to an offering registered under the 1933 Act or purchasers pursuant to a Rule 144 transaction (other than a Rule 144(k) transaction occurring prior to the time the Company is a Public Company) and subsequent transferees), and each such other holder of Option Shares will succeed to all rights and obligations attributable to Optionee as a holder of Option Shares hereunder. Option Shares will also include shares of the Company's capital stock issued with respect to Option Shares by way of a stock split, stock dividend or other recapitalization.

                  8.  Sale of the Company.

                  (a) If the holders of a majority of the shares of Common Stock held by the Stockholder Group approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all (or, for accounting, tax or other reasons, substantially all) of the

Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to an Independent Third Party or group of Independent Third Parties (each such sale, an "Approved Sale"), each holder of Option Shares will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Option Shares will waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Option Shares will agree to sell all of his or her shares of Option Shares and rights to acquire shares of Option Shares on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding. Each holder of Option Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

                  (b) The obligations of the holders of Common Stock with respect to an Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of such Approved Sale, each holder of Common Stock will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Common Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock will be given an opportunity to exercise such rights prior to the consummation of such Approved Sale and participate in such Approved Sale as holders of such class of Common Stock.

                  (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Option Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Option Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Option Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

                  (d) Optionee and the other holders of Option Shares (if any) will bear their pro rata share (based upon the number of shares sold) of the costs of any sale of Option Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by Optionee and the other holders of Option Shares on their own behalf will not be considered costs of the transaction hereunder.

                 (e) The provisions of this Section 8 will terminate upon the consummation of a Qualified Public Offering.

                  9. Certain Adjustments. The Exercise Price and the number or kind of shares of Common Stock or other securities covered by the Option shall be equitably adjusted in order to prevent a dilution or enlargement of the rights of the Optionee that otherwise would result from (i) any increase or decrease in the number or change in the kind of shares of capital stock of the Company by reason of a stock dividend, stock split, reverse stock split, recapitalization, or other such increase or decrease or change effected without the receipt of consideration by the Company, or (ii) any consolidation or merger or other reorganization, or (iii) any distribution of rights or warrants to purchase stock to all holders of the Company's common stock, or (iv) any other corporate transaction or event having an effect similar to any of the foregoing.

                                   DEFINITIONS

                  10.      Definitions.     The following terms are defined as
follows:

                  "1933 Act" means the Securities Act of 1933, as amended from time to time.

                  "Affiliate" means, with respect to any Person, any other Person who is controlling, controlled by, or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.

                  "Board" means the Company's Board of Directors.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board which may be designated by the Board to administer employee compensation matters. Any reference herein to the Committee shall be deemed to refer to the Board in the event that the Board has not delegated the administration of such matters to the Committee.

                  "Common Stock" means the Company's Common Stock, par value $.01 per share, or as such stock may be reconstituted from time to time.

                  "Company" means 1-800 CONTACTS, INC. and any successor or assign.

                  "Expiration Date" means, with respect to any Option, the date which is the tenth anniversary of the Grant Date.

                  "Fair Market Value" of each share of Common Stock means the fair value of such security as determined in good faith by the Board, which determination shall be reasonably acceptable to the Optionee. In the event that the Board determination of Fair Market Value is not reasonably acceptable to the Optionee, then such value will be determined by an independent appraiser reasonably acceptable to the Board and the Optionee, which appraiser will submit to the

Board and the Optionee a written report setting forth such determination. If the Board and the Optionee are unable to agree on an appraiser, each of the Board and the Optionee will select an independent appraiser and the two appraisers so selected will select a third independent appraiser to determine the Fair Market Value of the Common Stock. The appraiser appointed hereunder will allocate its costs and expenses incurred in determining the Fair Market Value based upon the relative differences between the Board's and the Optionee's respective determinations of Fair Market Value and such appraiser's determination of Fair Market Value.

                  "Family Group" means Optionee's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Optionee and/or Optionee's spouse and/or descendants.

                  "Grant Date" means the date identified as the grant date on the signature page hereto.

                  "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Common Stock and who is not the spouse or descendant (by birth or adoption) of any such 5% owner of the Common Stock.

                  "Option Shares" means (i) all shares of Common Stock purchased pursuant to the Options granted pursuant to this Agreement and (ii) all shares of Common Stock issued with respect to Common Stock referred to in clause (i) by way of stock dividend or stock split or in connection with a recapitalization or other reorganization affecting the Common Stock.

                  "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Public Company" means a company any of whose securities are registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act.

                  "Public Sale" means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to the time the Company is a Public Company) adopted under the 1933 Act.


                  "Qualified Public Offering" means an initial public offering and sale of the Common Stock pursuant to an effective registration statement under the 1933 Act resulting in net proceeds to the Company of at least $10.0 million.

                  "Sale of the Company" means any transaction involving the Company and an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of the Board (whether by merger, consolidation or sale or

Transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Stockholder Group" means the existing stockholders of the Company as of the date hereof.

                  "Subsidiary" means any corporation of which shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through its Subsidiaries.

                  "Termination Date" means the date that Optionee ceases to be employed by the Company or any of its Subsidiaries for any reason.

                                  MISCELLANEOUS

                  11. Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, received by certified mail, return receipt requested, or sent by guaranteed overnight delivery service, to the members of the Stockholder Group at the addresses indicated in the Company's records, to the Optionee at the address appearing on the signature page hereto and to the other recipients at the address indicated below:

         To the Company:

                  1-800 CONTACTS, INC.
                  13751 South Wadsworth Park Drive, Suite D-140
                  Draper, Utah  84020
                  Attn:  President

         With a copy to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois  60601
                  Attn:  Dennis M. Myers

or such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

                  12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  13. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  14. Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

                  15. Successors and Assigns; Transfer. This Agreement is intended to bind and inure to the benefit of and be enforceable by Optionee and the Company and their respective successors and assigns, provided that Optionee may not assign any of his or her rights or obligations, except as expressly provided by the terms of this Agreement. Prior to Transferring any Option Shares (other than in a Public Sale or any Approved Sale) to any person or entity, Optionee will cause the prospective transferee to execute and deliver to the Company an agreement containing the rights and restrictions set forth herein with respect to such Option Shares.

                  16. GOVERNING LAW. THE CORPORATE LAW OF THE STATE UNDER WHICH THE COMPANY IS INCORPORATED WILL GOVERN ALL QUESTIONS CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES CONCERNING THE ENFORCEABILITY, VALIDITY AND BINDING EFFECT OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF UTAH OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF UTAH.

                  17. Remedies. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

                  18.      Arbitration.

                  (a) Arbitration. In the event of disputes between the parties with respect to the terms and conditions of this Agreement, such disputes will be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (or any like organization successor thereto) at Salt Lake City, Utah. Such arbitration proceeding will be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association, and the arbitrator or arbitrators in any such arbitration will be persons who are expert in the subject matter of the dispute. Both the foregoing agreement of the parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such arbitration, will be final and binding on the parties hereto and may be specifically enforced by legal proceedings. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in his or her or its sole discretion, ask for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (b) Procedure. Such arbitration may be initiated by written notice from either party to the other which will be a compulsory and binding proceeding on each party. The arbitration will be conducted before a panel of arbitrators selected in accordance with the rules of the American Arbitration Association. The costs of said arbitrators and the arbitration will be borne equally by the parties to the arbitration. Each party will bear separately the cost of their respective attorneys, witnesses and experts in connection with such arbitration. Time is of the essence of this arbitration procedure, and the arbitrators will be instructed and required to render their decision within ten
(10) days following completion of the arbitration.

                  19. Effect of Transfers in Violation of Agreement. The Company will not be required (a) to transfer on its books any Option Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Option Shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such Option Shares have been transferred in violation of this Agreement.

                  20. Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and the Optionee, and, in the case of Section 8, the members of the Stockholder Group who hold 80% of the Common Stock held by the Stockholder Group as of the date hereof.

                  21. Third Party Beneficiaries. The parties hereto acknowledge and agree that the members of the Stockholder Group are third party beneficiaries of Section 8 of this Agreement. Section 8 of this Agreement will inure to the benefit of and be enforceable by any member and their respective successors and assigns.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                       1-800 CONTACTS, INC.

                                       _____________________________________
                                       By:

                                       Its:

                                       OPTIONEE:

                                       _____________________________________
                                       Name:


                                       Address (please print):

                                       _____________________________________

                                       _____________________________________


                                       Grant Date:__________________________

                                       Number of Option Shares:_____________

                                       Exercise Price:______________________

                                        SCHEDULE TO STOCK OPTION AGREEMENT


Name                          Grant Date                    Exercise Price                Number of Shares
----                          ----------                    --------------                ----------------

Scott S. Tanner               November 20, 1997             $4,555.925                    115.8599
Robert G. Hunter              November 17, 1997             $4,555.925                     46.3440
E. Dean Butler                January 2, 1998               $4,555.925                    173.7899